Exhibit 10.15

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement"), made as of the 17th day of November, 1999, by Jerry L. Hellyer, Sr., a resident of the State of Indiana
("Borrower") in favor of Multi-Link Telecommunications, Inc., a Colorado corporation ("Lender"),

                                WITNESSETH THAT:

     WHEREAS, Lender has agreed to loan the sum of Three Hundred Thousand Dollars ($300,000) to Borrower on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                            AMOUNT AND TERMS OF LOAN

     1.1 Agreement to Loan and Repay. Lender hereby agrees to lend the sum of Three Hundred Thousand Dollars ($300,000) (the "Loan") to Borrower, and Borrower hereby agrees to repay such amount to Lender, upon the terms and conditions set forth in this Agreement and all other agreements executed in furtherance of this transaction, including, without limitation, the Stock Pledge Agreement (as hereinafter defined) (collectively, the "Loan Documents"). The Loan shall bear interest and shall be payable according to the terms of that certain Promissory Note of even date herewith (the "Note") in the original principal amount of the Loan and executed by Borrower in favor of Lender. The Loan is secured by 150,000 shares of the common stock of Lender owned by Borrower pursuant to the terms of a Stock Pledge Agreement of even date herewith (the "Stock Pledge Agreement").

     1.2 Use of Loan. Two Hundred Thousand Dollars ($200,000) of the Loan shall be disbursed at the direction of Borrower to Peoples Bank & Trust Company in partial satisfaction of an obligation owed by Borrower to such bank, with the remaining One Hundred Thousand Dollars ($100,000) of the Loan to be disbursed to Borrower and to be used as Borrower determines in his sole and absolute discretion.

                                    ARTICLE 2
                         EVENTS OF DEFAULT AND REMEDIES

     2.1 Events of Default. Borrower shall be in default under this Agreement, and each of the Loan Documents, upon the occurrence of any one or more of the following events (each an "Event of Default"):

          (1) If Borrower shall fail to make when due any payment of principal or interest as required by the Note, or any other amount payable hereunder, whether at the due date thereof or by acceleration thereof or otherwise;

          (2) If Borrower shall fail to duly observe or perform any covenant, condition or agreement required to be observed or performed hereunder or in any of the other Loan Documents, and such failure remains uncured for a period of thirty (30) days after written notice thereof;

          (3) If an  Event  of  Default  occurs  under  any of  the  other  Loan
     Documents;

          (4) If Borrower shall (i) apply for or consent to the appointment of, or the taking or possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of his property, (ii) admit in writing his inability, or be generally unable, to pay his debts as such debts become due, (iii) make a general assignment for the benefit of his creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage as debtor of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against Borrower in an involuntary case under such Bankruptcy Code, or (vii) take any action (other than to controvert any such petition) for the purpose of effecting any of the foregoing; or

          (5) If any proceeding or case shall be commenced in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of Borrower, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or any substantial part of his assets, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of Borrower, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days, or an order for relief against Borrower shall be entered in an involuntary case under such Bankruptcy Code.

     2.2 Remedies upon Default. If there is or shall have occurred an Event of Default, and such Event of Default has not been cured within any applicable grace or cure period, then Lender may, at its option, and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

                (1) Declare the Note to be forthwith due and payable, whereupon the Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note to the contrary notwithstanding;

          (2) Pursue any other remedy set forth in any of the other Loan Documents; or,

          (3) Pursue any other remedy set forth herein, at law, or in equity.

     2.3 Non-Waiver. No delay in exercising or failure to exercise by Lender of any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given this Agreement or any law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

                                    ARTICLE 3
                       MISCELLANEOUS TERMS AND CONDITIONS

     3.1 Time of Essence. Time is of the essence with respect to all provisions of this Agreement.

     3.2 Notices. All notices, requests, consents and other communications hereunder ("Notice") shall be in writing and shall be deemed to have been given
(a) if mailed, the date of receipt of such Notice when sent via first class United States registered mail, return receipt requested, postage prepaid to the address listed below for the party to whom the Notice is being sent ("Notice Party"); (b) if hand delivered or delivered by courier, upon actual delivery of such Notice to the Notice Party at the address listed below for such Notice Party; or (c) if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such Notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such Notice mails a copy of such Notice within two days after the transmission of such Notice by facsimile to the Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:

     If to Borrower:     Jerry L. Hellyer, Sr.
                         10710 Compass Court
                         Indianapolis, Indiana 46256

     With a copy to:     Sommer & Barnard, PC
                         Attn:  Jerald I. Ancel
                         4000 Bank One Tower
                         111 Monument Circle
                         Indianapolis, Indiana 46204
                         Facsimile No.:  317/236-9802

     If to Lender:       Multi-Link Telecommunications, Inc.
                         Attn: Nigel Alexander
                         4704 Harlan Street
                         Denver, Colorado 80212
                         Facsimile No.: 303/313-2001

     With a copy to:     Otten, Johnson, Robinson, Neff & Ragonetti, PC
                         Attn: Blair L. Lockwood
                         950 Seventeenth Street, 16th Floor
                         Denver, Colorado 80202
                         Facsimile No.: 303/825-6525

Any party may change its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 3.2, to each other party of such change.

     3.3 Other Instruments and Action. Borrower agrees that he will execute such other instruments and documents (and take such other action) as are, or become, necessary or convenient to effectuate and carry out this Agreement and the transaction contemplated hereby.

     3.4 Governing Law; Form. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to such jurisdiction's conflict of laws principles. Any action or proceeding seeking to enforce any provision of this Agreement shall be brought in the courts of the State of Colorado and Borrower consents to the jurisdiction of such courts and waives any objections to venue laid therein.

     3.5 Modification. This Agreement shall not be modified except through written instrument or superseding agreement executed by the parties hereto, their successors in interest, or their lawful representatives.

     3.6  Headings.   The  headings   used  in  this   Agreement  are  used  for
administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

     3.7 Parties Bound. This Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

     3.8 Construction. This Agreement shall not be strictly construed against any party. This Agreement is executed in conjunction with the other Loan Documents and is to be construed harmoniously therewith. If there is any conflict between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall be controlling.

     3.9 Severability. If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element, and, as so modified, such provision shall be deemed a part of this Agreement. If it is not possible to modify any such provision to eliminate the invalid element, such provision shall be deemed eliminated from this Agreement. The invalidity of any provision of this Agreement shall not affect the force and effect of the remaining provisions.

     3.10 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall, for all purposes, be deemed to be an original.

     3.11 Gender. Wherever the context shall so require, all words in the masculine gender shall be deemed to include the feminine or neuter gender; all singular words shall include the plural; and, all plural words shall include the singular.

     3.12 Relationship of the Parties. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

     IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by its duly authorized officer as of the date first written above.

"BORROWER"                           "LENDER"

                                     Multi-Link Telecommunications, Inc.

/s/ Jerry L. Hellyer, Sr.            By:/s/ Nigel Alexander
------------------------------          ----------------------------------------
Jerry L. Hellyer, Sr.                   Nigel Alexander, Chief Executive Officer